PUT AGREEMENT AND PIGGY BACK REGISTRATION RIGHTS

     This Put Agreement and Piggy Back Registration Rights (the "Agreement") is entered into as of December 16th, 1997 by and between Arakis Energy Corporation, (the "Company") whose address is 500 645 7 Ave. SW, Calvar, Alberta T2P4G8 and Miller Petroleum, Inc., a Tennessee corporation ("Miller") whose address is 3651 Baker Highway, Huntsville, Tennessee 37756.

                         R E C I T A L S:

     WHEREAS, the Company's subsidiary, AKS Energy Corporation ("AKS") and Miller entered into a Purchase and Sale Agreement ("the Sale Agreement") dated the 16th day of December, 1997, which, inter alia, granted Arakis the right to put forty-five thousand (45,000) common shares (the "Miller Stock") of Miller and require Miller to register the Miller stock; and

     WHEREAS, the parties wish to memorialize their understandings and agreements.

                       W I T N E S S E T H:

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement and previous agreements entered into in the Amended Put Agreement, the parties agree as follows:

     1.   Piggy Back Registration Rights.   If Miller at any time proposes
to file a registration statement under the Securities Act covering any of its securities other than a registration on Form S-4 or Form S-8, or any successor or similar forms, whether or not for sale or its own account, it will each such time give prompt written notice to the Company of its intention to do so and of such holders' rights under this Section of the Agreement. Upon the written request of the Company within 30 days after the receipt of any such notice (which request shall specify the Miller Stock intended to be disposed of by such holder and the intended method of disposition thereof), Miller will use its best efforts to effect the registration under the Securities Act of all the Miller Stock which Miller has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Miller Stock so to be registered, by inclusion of such Miller Stock in the registration statement which covers the securities which Miller proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Miller shall determine for any reason either not to register or to delay registration of such securities, Miller may, at its election, give written notice of such determination to each holder of Miller Stock and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any of the Miller Stock in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any of the Miller Stock, for the same period as the delay in registering such other securities. Miller will pay all Registration Expenses incurred by the holders of the Miller Stock in connection with each registration of Miller Stock requested pursuant to this Section.

     If (i) a registration pursuant to this Section involves an underwritten offering of the securities being registered, whether or not for sale for the account of Miller, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform Miller and holders of the Miller Stock Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Miller Stock concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Miller Stock which may be distributed without such effect), then Miller may, upon written notice to all holders of such Miller Stock, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Miller Stock and securities proposed to be sold by any person other than Miller the registration of which shall have been requested by each holder of the Miller Stock and each person other than Miller so that the resultant aggregate number of such Miller Stock so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.


     2. PUT. The Miller hereby grants to the Company, or one or more of its subsidiaries, associated companies, assignees or designees, the unconditional and irrevocable right to require Miller to purchase the Miller Stock from the Company for the aggregate price of $90,000 (the "Put Price"), payable in immediately available funds to the Company or such other persons as the Company shall designate to Miller in writing (the "Company Put"), provided Miller's common stock is trading for an average of less than Two Dollars ($2.00) for the thirty day (30) period immediately prior to the anniversary date hereof. The Company's right to require Miller to take and purchase the Miller Stock shall be exercisable by the Company by delivery of a written notice to Miller (the "Put Notice") on or after December 16, 1998. Upon receipt of the Put Notice, Miller shall have 45 days to deliver the Put Price to the Company. Upon receipt of the Put Price, the Company shall immediately transfer the Miller Stock to Miller.


     3. COVENANTS. At all times until such time as the Company Put has been exercised and the obligations of Miller with respect thereto have been fulfilled Miller covenants and agrees to duly and punctually perform the following:

     (a) Financial Statements. Miller will furnish the Company with the following:

          (i) Within 60 days following the end of each quarter of Miller's fiscal year, except the last such quarter of such year, a copy of Miller's Quarterly Report on Form 10-QSB (or Form 10-Q, as the case may be) as filed with the Securities and Exchange Commission (the "SEC") or, if Miller no longer files such report, an unaudited consolidated balance sheet of Miller and its consolidated subsidiaries prepared by it as of the close of the period ended, together with the related statements of income and cash flows for such period, and in each case certified the chief financial officer of Miller as having been prepared in accordance with generally accepted accounting principals ("GAAP") and as fairly presenting the financial condition and results of operations and changes in financial position for such period then ended in accordance with such principles and practices (subject to normal year-end audit adjustments);

          (ii) Within 105 days after the close of each fiscal year of Miller, a copy of Miller's Annual Report on Form 10-KSB (or form 10-K, as the case may be) as filed with the SEC or, if Miller no longer files such reports, an audited consolidated balance sheet, income statement, and cash flow statement of Miller and its consolidated subsidiaries, as of the close of such fiscal year, and each case as certified independent public accountants, including their certificate and accompanying comments, as having been prepared in accordance GAAP and as fairly presenting the financial condition and results of operations and changes in financial position for such period then ended in accordance with GAAP, without qualification as to scope of the audit or nonconformity with GAAP;

          (iii) Promptly upon their becoming available, copies of all reports on Form 8-K filed by Miller under the Securities Exchange Act of 1934, as amended, and each other statement,
                    report or circular (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) generally distributed to creditors or shareholders;

          (iv) Together with each set of financial statements referred to in clauses (i) and (ii), a certificate signed by the chief financial officer of Miller, to the effect that such officer has reviewed the relevant terms of this Agreement and has made, or caused to be made under his supervision, a review of the transactions and condition of Miller during the accounting period covered by such financial statements, and that such review has not disclosed the existence during such accounting period, nor does such officer have any knowledge of the existence, as at the date of such certificate, of any condition or event which constitute a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action Miller has taken or is taking or proposes to take with respect thereto;

          (v) Immediately after Miller knows or should know of the occurrence thereof, notice of a Default or Event of Default; and

          (vi) From time to time such other information as the Company may reasonably request.


     (b)  Maintenance of Corporate Existence.  Except as provided in Section
(d) below, Miller will preserve and maintain its corporate existence and its rights, privileges, licenses and franchises material to Miller's ability to perform its obligations hereunder in each applicable jurisdiction.

     (c) Payment of Taxes. Miller will pay or cause to be paid all federal and state taxes imposed upon it, or upon its income or profits, or upon any property belonging to it, on or prior to the due date thereof, including any extensions which have been duly obtained or granted; provided, however, that Miller shall not be required to pay any such taxes, the payment of which is being diligently contested in good faith and by appropriate proceedings with appropriate reserves.

     (d) Consolidation, Merger, Etc. Miller shall not liquidate or dissolve; and Miller shall not consolidate with or merge into or with any other corporation or other Person (defined below), and Miller shall not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets to, or acquire all or any substantial part of the property or other assets or capital stock of (if such acquisition is analogous in either purpose or effect to a consolidation or merger), any corporation or other Person, unless:

          (i) the Person formed by or surviving such consolidation or merger or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of such property and other assets or stock (the "Successor Entity"):
               (A) shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia; (B) immediately after giving effect to such transaction, shall be Miller or shall have acquired or succeeded to all or substantially all of the property and other assets of Miller (if such assets are being transferred) as an entirety; (C) shall execute and deliver to Miller such recordations and filings with any governmental entity and such other documents as Miller determines shall be reasonably necessary or advisable to evidence, or in connection with, such consolidation, merger, sale, lease, transfer or other disposition and an agreement, in form and substance reasonably satisfactory to Miller, which is a legal, valid, binding and enforceable assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of this Agreement and the other operative documents to which Miller is a party and agreement to be bound thereby, and an officer's certificate to such effect and to the effect that the other requirements of this Section have been satisfied, and a legal opinion from counsel to such effect and otherwise in such form and substance reasonably satisfactory to Miller. For the purposes of this Agreement, person shall be defined to mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof); and

          (ii) no Default or Event of Default shall have occurred and be continuing or shall occur as a result thereof.

     4. EVENTS OF DEFAULT. Any one or more of the following conditions or events shall constitute an Event of Default (whether any such condition or event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any other governmental entity):

     (a) Miller shall fail to make any payment payable to the Company under this Agreement within ten days of the due date; or

     (b) Any representation or warranty made or remade by Miller herein or in any certificate furnished to the Company in connection herewith is incorrect at the time made or deemed remade in any material respect; or

     (c) Miller shall fail to perform or observe any covenant, condition, or agreement to be performed or observed by it pursuant to this Agreement, and such failure shall continue for a period of ten days after written notice thereof is given by the Company to Miller; or

     (d) Miller or any of its subsidiaries consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Miller's property or Miller's consolidated property, or Miller or any of its subsidiaries admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Miller or any of its subsidiaries files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Miller or any of its subsidiaries in any such proceeding, or Miller or any of its subsidiaries by voluntary petition, answer or consent seeks relief under the provision of any other bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Miller or any of its subsidiaries in furtherance of any of the foregoing, whether the same is fully effected or accomplished; or

     (e) An order, judgment or decree is entered by any court appointing, without the consent of Miller or any of its subsidiaries, a custodian, receiver, trustee or liquidator of Miller or any of its subsidiaries, or of all or any material part of Miller's property, Miller's consolidated property, or all or any material part of Miller's property or Miller's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof or at any time an order for relief is granted; or

     (f) An involuntary petition against Miller or any of its subsidiaries in a proceeding under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within sixty (60) days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any law providing for reorganization or winding up of corporations which may apply to Miller or any of its subsidiaries, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Miller or any of its subsidiaries or of all or any material part of Miller's property, or Miller's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of sixty (60) days or at any time an order for relief is granted in such proceeding.

     5. REPRESENTATIONS AND WARRANTIES OF MILLER. Miller represents and warrants to the Company that the statements contained in this Section 5 are correct and complete as of the date of this Agreement.

      (a) Organization of Miller. Miller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

     (b) Authorization of Transaction . Miller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Miller has duly authorized the execution, delivery, and performance of this Agreement by Miller. This Agreement constitutes the valid and legally binding obligation of Miller, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of any of the terms or provisions of or constitute a default under any of the terms or provisions of any indenture, mortgage, trust instrument or other agreement, or any judgment, order or decree of any court or governmental authority, to which Miller is a party or by which it is bound.

     (d) Representations and Warranties of Miller. In the event Miller acquires the Miller Stock, it will acquire such Miller Stock for treasury shares and not with a view to the sale or other distribution thereof, and Miller will not at any time sell, exchange, transfer, or otherwise dispose of the Miller Stock under circumstances that would constitute a violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities.

     6.   MISCELLANEOUS.

     (a) One Agreement. This Agreement constitutes one, nonseverable agreement.

     (b) Notices. All notices or other communications hereunder shall be in writing and delivered by registered mail, return receipt requested, next-day air courier delivery, personal service, telex or telecopier at the respective addresses and to the attention of the respective parties set forth below their signatures hereto. All notices hereunder shall be effective when received.

     (c) Entire Agreement. This Agreement contains the entire agreement between Miller and the Company with respect to the subject matter hereof, and no provision hereof shall be amended, supplements, waived, or otherwise modified except by a writing executed by both parties.

     (d) Confidentiality. Miller and the Company agree to maintain the confidentiality of the terms of this Agreement and the transactions contemplated hereby and the documents delivered hereunder and not disclose such terms or documents to any other Person, except: (Ii) as required by applicable law, rule or regulation or by legal process or in connection with legal proceedings; (ii) to affiliates and subsidiaries, attorneys, consultants, appraisers, accountants, prospective lenders, prospective trustees, prospective equity participants, prospective direct or indirect assignees or transferees, investment bankers, financial advisors, rating agencies and other professional engaged by such party which have agreed in writing to be bound by and comply with this Section or are under a professional obligation to do so; (iii) for such information as was or is available to the public other than as a result of a disclosure in violation of this Agreement or was or becomes available to a third party on a non-confidential basis; and (iv) for financial reporting purposes and the disclosure of the commitments undertaken hereby. Neither party will issue any press release or other public disclosure of the existence or any terms of this transaction, without the prior consultation with the other concerning such press release or other disclosure.


     (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE INTERNAL LAWS OF THE COMMONWEALTH OF KENTUCKY, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPALS THEREOF.


     (f) Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     (g) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement of any other purpose or be given any substantive effect.

     (h) Further Assurances. Miller and the Company each agree to do such further acts and things or cause to be performed such further acts and things, including, without limitation, execute and deliver, or cause to be executed and delivered, such assignments, security instruments, financing statements, agreements and other documents as the other shall reasonably require or deem advisable to effectuate the purposes of this Agreement or any other operative document or to better assure or confirm its rights and remedies hereunder or thereunder.

     (i) Time of the Essence. Time is of the essence with respect to each provision hereof in which time is a factor.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                          MILLER PETROLEUM, INC.



                         By:/S/Deloy Miller
                         Its: President


                         Arakis Energy Corporation


                         By:/S/
                         Its:___________________________